                                                                     EXHIBIT 21


                    CAPSURE HOLDINGS CORP. AND SUBSIDIARIES
                            AS OF DECEMBER 31, 1995



                                                              INCORPORATED
     COMPANY                                                      IN
     -----------------------------------------------------  ---------------

     Capsure Holdings Corp. (f/k/a Nucorp, Inc.) .........     Delaware
      Capsure Financial Group, Inc. ......................     Oklahoma
       (f/k/a/ Nucorp Energy of Oklahoma, Inc.)
        APGO Drilling & Production Services ..............     Oklahoma
        Capital Dredge & Dock Corp. ......................     Ohio
        Capsure Agency Holding Corp. .....................     Texas
        (f/k/a Nucorp Insurance Services, Inc.,
         f/k/a Bill Dorland Machine & Equipment, Inc.)
        Cogburn Pump & Supply Co. ........................     Delaware
        Condor Pipe, Incorporated ........................     Texas
        Crowder Tank, Inc. ...............................     Oklahoma
        Del-Tex, Inc. ....................................     Oklahoma
        Eagle Upsetters, Inc. ............................     Colorado
        Jim Williams & Associates, Inc. ..................     Louisiana
        Martin Pipe Co., Inc. ............................     Louisiana
        NI Acquisition Corp. .............................     Texas
          United Capitol Holding Company. ................     Delaware
            United Capitol Insurance Company .............     Wisconsin
             United Capitol Managers, Inc. ...............     Delaware
               Fischer Underwriting Group, Incorporated ..     New Jersey
        Nucorp Compressor, Inc. ..........................     Texas
        Nucorp Management Company ........................     Ohio
        Nucorp Properties, Inc. ..........................     Ohio
        Pin Oak Petroleum, Inc. ..........................     Texas
        SI Acquisition Corp. .............................     Texas
          Surewest Financial Corp. .......................     South Dakota
            Surety Bonding Company of America ............     South Dakota
            Western Surety Company .......................     South Dakota
             Troy Fain Insurance, Inc. ...................     Florida
        SMCI Incorporated ................................     Mississippi
        Superior Allied Products, Inc. ...................     Texas
        Sweetwater Pump & Supply, Inc. ...................     Texas
        Taylor Rig and Equipment Company .................     Oklahoma
        Universal Surety Holding Corp. ...................     Texas
          Universal Surety of America ....................     Texas
        Wildcat Supply, Inc. .............................     Oklahoma